Exhibit 4.14

              AMENDMENT TO THE RESEARCH TRIANGLE CONSULTANTS, INC.
                           EMPLOYEE STOCK OPTION PLAN


      THIS AMENDMENT is made and entered into this 1st day of July 2000 by Research Triangle Consultants, Inc., a North Carolina corporation (the "Corporation").


                          W I T N E S S E T H:

      WHEREAS, the Corporation has previously established and adopted the Triangle Consultants, Inc. Employee Stock Option Plan (the "Plan");

      WHEREAS, section 7.1 of the Plan provides, in part, that the Board of Directors of the Corporation ("the "Board") at any time and from time to time may amend the Plan, provided that to the extent required by section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and except as provided in Section 7.1 of the Plan, no amendment may, without shareholder approval, increase the maximum number of shares of common stock of the Corporation which are available for issuance pursuant to awards granted under the Plan;

      WHEREAS, the Board has taken action pursuant to section 7.1 of the Plan to increase the aggregate number of shares of common stock of the Corporation authorized for issuance in the form of Incentive Stock Options pursuant to grants under the Plan.

      NOW, THEREFORE, in consideration of the premises herein contained, the Corporation hereby amends the Plan as follows:

      1. The first sentence of section 4.2 of the Plan is hereby amended to read as follows:

            "4.2 The maximum number of shares of Stock subject to the Award in the form of Incentive Stock Options shall be One Million Eight Hundred Thousand (1,800,000) Shares and any additional shares shall be Nonqualified Stock
      Options."

      2. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein.

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      IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.


                              RESEARCH TRIANGLE CONSULTANTS, INC.



                              By:__________________________________________
                              Print Name:___________________________________
                              Title:_________________________________________